CONTACT:
Lou Anne J. Nabhan
(804) 418-7745
Louanne.nabhan@hamiltonbeach.com
For Immediate Release
June 11, 2020

HAMILTON BEACH BRANDS HOLDING COMPANY
ANNOUNCES NON-RELIANCE ON PRIOR FINANCIAL STATEMENTS
AND PROVIDES BUSINESS UPDATE

Glen Allen, Virginia - Hamilton Beach Brands Holding Company (NYSE: HBB) announced today that in connection with its previously disclosed investigation into certain accounting irregularities at its subsidiary in Mexico, the Audit Review Committee of the Board of Directors, after discussion with the Company’s management and its independent registered public accounting firm, concluded that the Company’s previously issued consolidated financial statements for the years ended December 31, 2019 and 2018, each of the quarters during the years ended December 31, 2019 and 2018, and other financial data relating to these periods should no longer be relied upon. The Company intends to file restated consolidated financial statements for all periods referenced above as soon as practicable. The Company will also issue an earnings release for the 2020 first quarter and hold an investor conference call, the dates of which will be announced in a future press release.
As disclosed on May 11, 2020, the Company discovered the accounting irregularities during the quarter ended March 31, 2020. The Company’s Audit Review Committee commenced an internal investigation with the assistance of outside counsel and other third party experts. As a result of the investigation, the Company, along with the Audit Review Committee and its third party experts, concluded that certain employees of the Company’s Mexican subsidiary engaged in unauthorized transactions with the Company’s Mexican subsidiary that resulted in the recording of assets that are not realizable. As a result, the Company will record a non-cash write-off for certain amounts erroneously included in the Company’s historical financial statements in trade receivables, prepaid expenses and other current assets and will restate its financial statements for the years ended December 31, 2019 and 2018 and each of the quarters during the years ended December 31, 2019 and 2018. The Company estimates the impact of these adjustments to be a reduction to net income from continuing operations in the range of approximately $6 million to $9 million for the year ended December 31, 2019 and $4 million to $6 million for the year ended December 31, 2018. These preliminary estimates are based on currently available information and are subject to change during the course of the ongoing investigation. The investigation is continuing and there is no assurance that additional items will not be identified.
“We were very disappointed to learn of unauthorized transactions engaged in by certain employees of our subsidiary in Mexico, and we are committed to providing restated financial statements as soon as practicable,” said Gregory H. Trepp, president and chief executive officer of Hamilton Beach Brands Holding Company. “The correction of the accounting errors does not impact our cash flows for the affected years, and, most importantly, none of this changes the fundamental strength of our business. We are a leader in an industry with strong consumer demand during the global pandemic. Our diversified retailer relationships and our years of investment in ecommerce, including our fast growing Direct to Consumer capabilities, have positioned us well in this COVID-19 environment. Our first quarter revenue was solid, and we delivered significant improvements in inventory, trade receivables, cash flow and debt,” said Mr. Trepp.
The Company provided the following update on first quarter 2020 results and the impact of COVID-19 on its business.

First Quarter 2020 Compared to First Quarter 2019
The first quarter began with strong momentum across all markets. Revenue was trending ahead of prior year until government measures to control the spread of COVID-19 were implemented and the quarter ended an estimated 4% to 5% behind the prior year first quarter. In the U.S. and Canada, consumer demand was strong for many small kitchen appliance categories as stay-at-home orders led to an increased focus on basic needs such as food and beverage preparation. Revenue from these markets provided stability for category demand and held steady to prior year. Sales of “Only-the-Best” or premium products increased. Ecommerce sales increased significantly and accounted for more than 25% of total revenue. On the other hand, revenue from the International Consumer and Global Commercial markets decreased due to the adverse impact of the COVID-19 pandemic.
Inventory levels decreased significantly as a result of ongoing inventory control, strong supply chain management during the challenging COVID-19 environment faced by the Company’s third-party suppliers and robust pandemic-related orders from certain retailers. Additionally, as expected, due to the late order pattern in the 2019 holiday selling season, trade receivables in the first quarter of 2020 decreased significantly compared to the fourth quarter of 2019. For the three months ended March 31, 2020, net cash used for operating activities from continuing operations was approximately $10 million, a significant improvement that resulted from favorable changes in net working capital. Capital expenditures were $0.6 million. Debt was $69.5 million at March 31, 2020 and reflected reduced inventory and improved cash flow. There were no share repurchases during the first quarter. The Company declared a regular cash dividend of $0.09 per share on May 12, 2020, payable on June 16, 2020. The dissolution of Kitchen Collection was completed on April 3, 2020 and Hamilton Beach Brands Holding Company is no longer impacted by its losses and negative cash flow.

COVID-19 Related Business Update
The Company is effectively navigating the COVID-19 pandemic. Its strategy to provide a comprehensive portfolio of iconic brands, covering 50+ categories, at price points ranging from value to luxury, has positioned Hamilton Beach Brands well to serve consumer needs during the pandemic as have its investments in experienced team members globally, global infrastructure and strategic initiatives. There are no operational or supply chain issues that are preventing the Company from conducting business. A range of measures to maintain financial flexibility continue in place, including eliminating discretionary expenses, implementing a hiring freeze and focusing capital spending on critical projects.
In the U.S. and Canada, demand for many categories of small kitchen appliances remains strong as many consumers continue to stay at home and adopt new habits for meal and beverage preparation. Second quarter sales of Hamilton Beach Brands products are strong and have the potential to be even with or slightly above prior year. The Company continues to demonstrate strong control of inventory and significantly improved cash flow. Small improvements are unfolding in the International Consumer market, while the Commercial market continues to be difficult due to the impact of the pandemic on the food service and hotel industries. The Company is well positioned to maximize any rebound in the Commercial market. New product development and introductions continue even with cross-functional employee teams working remotely. New products such as air fryers, breakfast appliances, various new coffee makers including single-serve and the Bartesian® premium cocktail machine, among others, have been well received in the marketplace.
Hamilton Beach Brands continues to work to mitigate the spread of the virus, protect the safety and health of employees, and serve customers and consumers.

About Hamilton Beach Brands Holding Company
Hamilton Beach Brands Holding Company is a holding company for Hamilton Beach Brands, Inc., a leading designer, marketer and distributor of a wide range of branded small electric household and specialty housewares appliances, as well as commercial products for restaurants, fast food chains, bars and hotels. The Company’s consumer brands include Hamilton Beach®, Proctor Silex®, Hamilton Beach® Professional, Weston® field-to-table and farm-to-table food preparation equipment, TrueAir® air purifiers, and BrightlineTM personal care products. Hamilton Beach licenses the brands for Wolf Gourmet® countertop appliances and CHI® premium garment care products. Hamilton Beach markets the Bartesian® premium cocktail delivery system through an exclusive multiyear agreement. Commercial brands include Hamilton Beach Commercial® and Proctor Silex Commercial®. For more information about Hamilton Beach Brands Holding Company, visit the Company’s website at www.hamiltonbeachbrands.com.

Forward-looking Statements
The statements contained in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties include, without limitation: (1) the uncertainty surrounding the timing and results of the finalization of the Audit Review Committee investigation, the potential need for restatement of the Company’s financial statements for the year ended December 31, 2017, potential legal or regulatory action related to the matters under investigation, and the potential impact on the Company’s business and market reaction to any announcements regarding any of the foregoing, (2) the unpredictable nature of the COVID-19 pandemic and its potential impact on our business, suppliers, customers, consumers, employees and communities; (3) risks related to the Company’s ability to complete the Form 10-Q, including the financial statements for the quarter ended March 31, 2020, the possibility that it will not be able to do so within the anticipated time period and the conclusions of the Company and the Audit Review Committee (and the timing of the conclusions) concerning matters relating to the investigation, (3) changes in the sales prices, product mix or levels of consumer purchases of small electric and specialty housewares appliances, (5) changes in consumer retail and credit markets, including the increasing volume of transactions made through third-party internet sellers, (6) bankruptcy of or loss of major retail customers or suppliers, (7) changes in costs, including transportation costs, of sourced products, (8) delays in delivery of sourced products, (9) changes in or unavailability of quality or cost effective suppliers, (10) exchange rate fluctuations, changes in the import tariffs and monetary policies and other changes in the regulatory climate in the countries in which Hamilton Beach Brands buys, operates and/or sells products, (11) the impact of tariffs on customer purchasing patterns, (12) product liability, regulatory actions or other litigation, warranty claims or returns of products, (13) customer acceptance of, changes in costs of, or delays in the development of new products, (14) increased competition, including consolidation within the industry, (15) shifts in consumer shopping patterns, gasoline prices, weather conditions, the level of consumer confidence and disposable income as a result of economic conditions, unemployment rates or other events or conditions that may adversely affect the level of customer purchases of Hamilton Beach Brands products, (16) changes mandated by federal, state and other regulation, including tax, health, safety or environmental legislation, (17) risks associated with the wind down of Kitchen Collection including unexpected costs, contingent liabilities and the potential disruption of our other businesses, and (18) other risk factors, including those described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2019. Furthermore, the situation surrounding COVID-19 remains fluid and the potential for a material impact on the Company’s results of operations, financial condition and liquidity increases the longer the virus impacts activity levels in the United States and globally. For this reason, the Company cannot reasonably estimate with any degree of certainty the future impact COVID-19 may have on its results of operations, financial position and liquidity. The extent of any impact will depend on future developments, including the duration of the outbreak, duration of the measures taken to control the spread, the effectiveness of actions taken to contain and treat the disease, and demand for our products.
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